As filed with the Securities and Exchange Commission on ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Golden Sand Holdings Corporation

(Name of registrant as specified in its charter)

Wyoming	7812	32-0688249
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

312 W. 2nd Street

Casper, Wyoming 82801

(855) 338-47687

(Address and telephone number of registrant’s principal executive offices)

Law Offices of Byron Thomas

3275 S. Jones Blvd., Suite 104

Las Vegas, Nevada 89146

Telephone: (702) 747-3103

Email: byronthomaslaw@gmail.com

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

i

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class	Amount to	Maximum	Maximum	Amount of
of Securities to be	be	Offering Price	Offering Price	Registration
Registered	Registered	per Share ($)	($)(1)	Fee($)(2)

Selling Shareholders – Common Stock	5,827,500	$0.02	$116,550	$12.84

1.Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

2.Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.02 per share.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2023.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Golden Sand Holdings Corporation

5,827,500 Shares of Common Stock

This prospectus will allow 33 selling shareholders to sell 5,827,500 shares of common stock which proceeds will not be available for use by the company.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the OTC Markets Group (OTC) as maintained by the Financial Industry Regulatory Authority (“FINRA”) concurrently with the filing of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTC Pink, nor can there be any assurance that any application filed by any such market maker for quotation on the OTC Pink will be approved.

Selling stockholders will sell at a fixed price of $0.02 per share. The selling shareholders in this offering are underwriters.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Our management has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2023

Golden Sand Holdings Corporation

Unless otherwise specified, the information in this prospectus is set forth as of February 13, 2023, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

Our Company

The Company was formed on April 15, 2022, in the State of Wyoming. The Company is a Shell Company as defined by as defined in Rule 405.   The selling shareholders in this offering are underwriters.

On January 12, 2023, an Exchange Agreement was made with the Board of Directors of Golden Sand Holdings Corporation (“GSHC”) and Gunbrig Security, Inc. (“GUNBRIG”) have determined that an acquisition of 100% of the outstanding membership interests in GUNBROG by GSHC through a share exchange would be fair and in the best interest of GSHC and GUNBRIG’s interest holders.  The Boards of Directors of GSHC and GUNBRIG have approved such Exchange, pursuant to which all of the right, title and interest in and to 100% of the Share interests in GUNBRIG will be exchanged for the right to receive 12,000,000 shares of common stock of GSHC.

Business Strategy

Golden Sand Holdings Corporation (the "Company") was formed in the State of Wyoming April 15, 2022.  The Company plans to provide Cyber Security services in North America.

The company will target small and medium businesses and plans to provide the following services:

·Complete infrastructure assessment

·Web application cyber security assessment

·Firewall health-check

·Application code review

·Infrastructure penetration tests

·Corporate policies review

·Managed SOC (Security Operation Center as a service)

·CISO (Chief Information Security Officer) on demand

In addition to the services listed above, the Company plans to develop an automated, ML (Machine Learning) and AI (Artificial Intelligence) -based system to replace a junior cyber security expert.

The Company has entered into an Exchange Agreement with Gunbrig Security.  Gunbrig Security is a hands-on cyber security company bringing decades of experience to large enterprises worldwide. With operations in Canada, New York & Dubai, they have built their reputation in the financial, medical, government, military, and education sectors. With the firm belief that cyber security and business continuity run hand-in-hand, they leverage their experience both to minimize the possibility of being hacked by securing enterprise IT infrastructure, and doing their best to recover the organization when breached through forensics & more.

Gunbrig Security is a member-company of DeepDive Technology Group, as a core pillar for any enterprise digital transformation. Everything from the IT foundation, through to end-user applications must be strongly dosed in cyber security flavors; and they bring the flavor.

The Company has an accumulated deficit of $6,736 since inception to audit date June 30, 2022.

Our executive offices are located at 312 W. 2nd Street, Casper, Wyoming 82801.  Our telephone number is (855) 338-47687.

The Company is an “emerging growth” company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the Company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The Offering

This prospectus covers up to 5,827,500  shares to be sold by our selling shareholders who will sell at a fixed price of $0.02 per share.

About This Offering

Securities Being Offered

Up to 5,827,500 shares of common stock of Golden Sand Holding Corporation to be sold by selling shareholders who will sell at a fixed price of $0.02 per share. The selling shareholders in this offering are underwriters.

Initial Offering Price	Up 5,827,500 shares of common stock of Golden Sand Holding Corporation to be sold by selling shareholders at a fixed price of $0.02 per share.

Terms of the Offering	The selling shareholders will sell at a fixed price of $0.02 per share.

Termination of the Offering	The offering will conclude when the selling shareholders have sold all of the 5,827,500 shares of common stock offered by them.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 6.

Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company.

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a limited operating history as a cyber security services company in which to evaluate our business.

We plan on being a cyber security services company offering our services to North America.  However, we have not been able to implement much of this new business model because of our limited time in the marketplace to date, financing, and resource constraints.  To date, we have no revenue and a very limited operating history as a cyber security services company upon which an evaluation of our future success or failure can be made. Current and future assets, including platforms, proprietary codes, and other properties that may be obtained in the future, may not be suitable for development unless additional financing is secured. No assurances of any nature can be made to investors that we will be profitable or that it will remain in business. There can be no assurances that our management will be successful operating an entertainment company.

We are a shell company which may limit the tradability of shares under Rule 144.

The Company is a Shell Company as defined by Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. Rule 144 will not be available for resales of our securities until we cease to be a shell company. As a shell company we will not be eligible to use Form S-8 or Form S-3.

We have suffered operating losses since inception and we may not be able to achieve profitability.

The Company had an accumulated deficit of $6,736 as of July 31, 2022.  We expect to continue to incur significant set up, development, and marketing expenses in the foreseeable future related to the completion of development of our cyber security company.  As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2023 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

The Company does not have sufficient funds to meet its requirements for the next 12 months.

The company does not currently have sufficient funds to meet its requirements for the next 12 months. As of July 31, 2022, we had $28,764 in cash on hand.  The Company will be mainly in the set up and fund-raising mode for the next 12 months and thus needing funding will be gained through sales of equity, debt or related party loans.  Please see section titled Management’s Discussion and Analysis of Financial Condition and Results of Operations” sub-section “Plan of Operation” for a detailed estimate of the amount of funds we will need to accomplish our goals.  The Company incurred $29,712 for SEC Registration, Legal Fees, and Accounting Fees in connection with the registration of the shares for the selling stockholders.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are material risks involved if you decide to purchase shares in this offering.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern.

Risks Related to Our Business

The Company has limited liquidity and has not established a source of revenue to support its costs.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We have no committed sources of debt or equity financing. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of current date, which state that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

We are completely dependent on the services of our founder, the loss of him may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Kling, our President, Secretary, Treasurer, and sole Director.  If he should choose to leave us for any reason or become ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of our founder or an appropriate replacement(s).

We intend to acquire key-man life insurance on Mr. Kling, naming us as the beneficiary when and if we obtain the resources to do so, and if they are insurable at the time of application. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

Because the cyber security industry is intensely competitive, and we lack the name recognition and resources of many of our competitors, we may never generate any revenues or become profitable.

The cyber security industry is highly competitive. We plan to bring a hands-on approach to small and medium size business in North America.  Our success is dependent upon market acceptance, marketing, technology, advertising, and the quality of our work. Some of the other cyber security service companies with which we will compete to varying extents are much more established, have greater name recognition, and more financial resources.  Some competitors are significantly larger than we are, have a long-standing business relationship with customers, vendors and financial institutions, and have established staying power in the industry.

Our Board of Directors, which includes Mr. Kling, will make all decisions concerning compensation of our executive officers for the foreseeable future. These decisions may not be in the best interests of other investors.

He will make all decisions determining the amount and timing of compensation for the foreseeable future until, if ever, we establish a compensation committee of the board of directors. Their decisions about compensation may not be in the best interests of other shareholders.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles; (iii) receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may become inadequate or ineffective if our operations grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Risk Factors Specific to the Cyber Security Industry

Our operating results could fluctuate significantly from period to period

The level of market acceptance for our services may vary greatly. Accordingly, our revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods.

There are significant potential conflicts of interest

Our key personnel and directors have other investments and involvements in other entities and, accordingly, these individuals may have conflicts of interest in allocating time among various business activities. In the course of other business activities, certain key personnel may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Our Director, Eliva Kling, currently devotes approximately 20 hours per week to company matters. Mr. Kline is currently the CEO of Gold Star Enterprises and manages their one of their wholly owned subsidiary , Enigmai – a tech company that developed a system for optimizing shift employees’ scheduling.  It is anticipated that as the business grows Mr. Kling will eventually quit his current job and devote full time to furthering the business.

Wyoming Law and Our Articles of Incorporation May Protect our Directors From Certain Types of Lawsuits.

Wyoming law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment, or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Relating to our Stock

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Markets Pink or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Markets Pink. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Markets Pink or listed on an exchange. The Company intends to file a Form 8-A prior to the effectiveness of this registration to be fully reporting.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC Markets Pink. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Markets Pink or listed on an exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

FINANCIAL INFORMATION

Cautionary Note Regarding Froward-Looking Statements

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

·the ability to successfully complete development and market our services and our company’s expectations regarding market growth;

·changes in existing and potential relationships with collaborative partners;

·the ability to retain management;

·our expectations regarding general and administrative expenses;

·our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

·other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Use of Proceeds

The Company will receive no proceeds from the sales as a result of this registration.

Capitalization

The following table sets forth our capitalization as of July 31, 2022, as follows:

July 22, 2022

Total liabilities	$0

Stockholder’s deficit:
Common stock	355
Additional paid-in capital	35,145
Accumulated deficit	(6,736)
Total stockholders’ equity	28,746

Total capitalization	$28,746

Dilution

The shares sold hereunder are held by current shareholders therefore their sale will not result in any proceeds to the company nor any dilution.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. A public trading market may never develop.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of February 13, 2023, the Company has thirty-five (35) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on April 15, 2022, in the State of Wyoming. The Company is a Shell Company as defined by as defined in Rule 405.  The selling shareholders in this offering are underwriters.

On January 12, 2023, an Exchange Agreement was made with the Board of Directors of Golden Sand Holdings Corporation (“GSHC”) and Gunbrig Security, Inc. (“GUNBRIG”) have determined that an acquisition of 100% of the outstanding membership interests in GUNBROG by GSHC through a share exchange would be fair and in the best interest of GSHC and GUNBRIG’s interest holders.  The Boards of Directors of GSHC and GUNBRIG have approved such Exchange, pursuant to which all of the right, title and interest in and to 100% of the Share interests in GUNBRIG will be exchanged for the right to receive 12,000,000 shares of common stock of GSHC.

Business Strategy

Golden Sand Holding Corporation (the "Company") was formed in the State of Wyoming April 15, 2022.  The Company plans to provide Cyber Security services in North America.

The company will target small and medium businesses and plans to provide the following services:

·Complete infrastructure assessment

·Web application cyber security assessment

·Firewall health-check

·Application code review

·Infrastructure penetration tests

·Corporate policies review

·Managed SOC (Security Operation Center as a service)

·CISO (Chief Information Security Officer) on demand

In addition to the services listed above, the Company plans to develop an automated, ML (Machine Learning) and AI (Artificial Intelligence) -based system to replace a junior cyber security expert.

The Company has entered into an Exchange Agreement with Gunbrig Security.  Gunbrig Security is a hands-on cyber security company bringing decades of experience to large enterprises worldwide. With operations in Canada, New York & Dubai, they have built their reputation in the financial, medical, government, military, and education sectors. With the firm belief that cyber security and business continuity run hand-in-hand, they leverage their experience both to minimize the possibility of being hacked by securing enterprise IT infrastructure, and doing their best to recover the organization when breached through forensics & more.

Gunbrig Security is a member-company of DeepDive Technology Group, as a core pillar for any enterprise digital transformation. Everything from the IT foundation, through to end-user applications must be strongly dosed in cyber security flavors; and they bring the flavor.

Gunbrig Security is a company focused on enterprise infrastructure, application, and blockchain cybersecurity. The company was founded in 2019 by a knowledgeable team of industry leaders with more than two hundred years of combined experience with network security attack-defense practices, with all team members having a long track record in world-class projects. The team has actively participated in many renowned global projects with threat discovery and threat defense involving integrated security solutions tailored to local requirements. Our company is honored to be a trusted advisor to global leaders, who rely on us to deliver the world’s broadest portfolio of cybersecurity services. We have helped companies across a wide range of verticals secure their information and operational assets to remain compliant and ensure that they achieve their business goals.

The Problem

·Cybersecurity training is rather basic (12-18 months) and doesn't produce world-class experts through training alone.

·World-class cybersecurity experts are very expensive to hire and are not affordable for small and medium businesses.

·Cybersecurity employees can't be available 24/7; vacations, sick days, and other personal matters leave the organization vulnerable and without an expert to tackle real-time problems.

·75% of ransomware attacks are caused by compromised credentials.

·90% of companies have at least one compromised machine.

The problem is serious and widespread.

·600% - The rate at which cybercrime increased during the COVID-19 pandemic.

·$6 Trillion - Thetotal expected cost of all cybercrime damages worldwide in 2021.

·90% - Data breaches resulting from phishing attacks.

·233 days - The average time financial institutions took to detect and address data breaches.

·90% - The percentage of healthcare staff in 2020 that did not receive any updated cybersecurity training while working from home due to the COVID-19 pandemic.

·95% - The percentage of organizations that claim to provide phishing awareness training, though 30% trained just a portion of their user base.

The Company’s strengths are specifically designed to address these issues directly.

Increased Effectiveness and Decreased Cost

24/7 availability and real-time reaction with only a low monthly fee. Includes dedicated team monitoring and threats tackled in real-time!

Driven By Machine Learning

Utilizes Machine Learning (ML) to learn new attack patterns.

Artificial Intelligence Engine

Uses Artificial Intelligence (AI) to react to attacks and manage any security event in real-time.

GUNBRIG's existing team is comprised of consummate professionals. Management also has access to world-class cybersecurity experts who will provide their inputs to the final product.

The GUNBRIG team is developing a cutting-edge product with the aim of becoming the world leader in its field. The product harnesses the power of the latest technology and is informed by years of highly-specific experience.

The product will be offered as SaaS to make it affordable to small and medium businesses.

The team at GUNBRIG is leveraging the knowledge they have accumulated over the years in creative ways to construct a state-of-the-art system that will be a game-changer in the cybersecurity world.

Market

The numbers below represent the USA market only.

TAM was taking into consideration cybersecurity IT services in the USA.

SAM is the estimated cybersecurity IT services for SMBs. SOM was calculated at 0.5% penetration.

TAM

$22.03 Billion

Total Available Market – USA

SAM

$8 Billion

Serviceable Available Market - SMBs in the USA

SOM

$40 Million

Serviceable Obtainable Market

- USA

The Company is an “emerging growth” company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the Company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

Employees

As of February 13, 2023, we have one employee, all additional work is done on a subcontract basis.  At the present we do not have an employment agreement with Eliav Kling, our President, Secretary and Treasurer, and we do not have agreements with any of our subcontractors for any services.  We consider our relations with our subcontractors to be good.

DESCRIPTION OF PROPERTY

Golden Sand Holding Corporation uses an administrative office located at 312 w. 2ND Street, Casper, Wyoming 82801.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of February 13, 2023, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

Gunbrig Security, Inc.	93 Lombard Ave. Winnipeg, MB., R3B 3B1 Canada	12,00,000	63.74%
Michael Kahiri	312 W. 2nd Street, Casper, Wyoming 82801	1,500,000	7.97%
Eliav Kling	312 W. 2nd Street, Casper, Wyoming 82801	1,000,000	5.31%
All Directors and Officers as a Group (1 persons)		1,000,000	5.31%

(*)Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**)Percent of class is calculated on the basis of the number of common shares outstanding on February 13, 2023 (18,827,500) shares. The Company had 35 common shareholders as of February 13, 2023.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of July 31, 2022.  This registration statement contains certain forward-looking statements, and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the revenue of services. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Plan of Operation

The company intends to apply to be listed on OTC Markets Pink and plans to raise additional capital.

The Company

Golden Sand Holding Corporation (the "Company") was formed in the State of Wyoming April 15, 2022. The Company plans to provide Cyber Security services in North America.

On January 12, 2023, an Exchange Agreement was made with the Board of Directors of Golden Sand Holdings Corporation (“GSHC”) and Gunbrig Security, Inc. (“GUNBRIG”) have determined that an acquisition of 100% of the outstanding membership interests in GUNBROG by GSHC through a share exchange would be fair and in the best interest of GSHC and GUNBRIG’s interest holders.  The Boards of Directors of GSHC and GUNBRIG have approved such Exchange, pursuant to which all of the right, title and interest in and to 100% of the Share interests in GUNBRIG will be exchanged for the right to receive 12,000,000 shares of common stock of GSHC.

The company will target small and medium businesses and plans to provide the following services:

·Complete infrastructure assessment

·Web application cyber security assessment

·Firewall health-check

·Application code review

·Infrastructure penetration tests

·Corporate policies review

·Managed SOC (Security Operation Center as a service)

·CISO (Chief Information Security Officer) on demand

In addition to the services listed above, the Company plans to develop an automated, ML (Machine Learning) and AI (Artificial Intelligence) -based system to replace a junior cyber security expert.

The Company has entered into an Exchange Agreement with Gunbrig Security.  Gunbrig Security is a hands-on cyber security company bringing decades of experience to large enterprises worldwide. With operations in Canada, New York & Dubai, they have built their reputation in the financial, medical, government, military, and education sectors. With the firm belief that cyber security and business continuity run hand-in-hand, they leverage their experience both to minimize the possibility of being hacked by securing enterprise IT infrastructure, and doing their best to recover the organization when breached through forensics & more.

Gunbrig Security is a member-company of DeepDive Technology Group, as a core pillar for any enterprise digital transformation. Everything from the IT foundation, through to end-user applications must be strongly dosed in cyber security flavors; and they bring the flavor.

Gunbrig’s services include the following:

COMPLETE INFRASTRUCTURE ASSESSMENT:

WHAT & HOW:

The Complete Infrastructure Assessment goes deeper than the Baseline Security Assessment to cover both external & internal IT infrastructure in its entirety. It’s a more focused assessment, with tasks ranging from stakeholder interviews & corporate policy review to penetration and vulnerability tests for internal & external infrastructure, wireless infrastructure, VPNs, firmware, switches, routers, firewalls, operating systems, and more. Everyone can download scanners for infrastructure. But not many have the skills to know what to look for. Cyber security professionals filter through massive data logs to differentiate between false positives, identifying potential security gaps.

WHY:

The added value for enterprises is peace-of-mind knowing that you did everything in your power to secure the infrastructure. We do not promise no “zero-day attacks” next week; however, through this engagement, organizations are at least given a complete picture of what’s going on inside the network and where to prioritize the budget going forward. Many IT managers value the “proof” for their efforts that they were diligent in conducting such a thorough assessment known to uncover the vast majority of infrastructure security-related issues.

WHO:

While Complete Infrastructure Assessments are for everyone, they’re most critical for organizations dealing with personal information. If your enterprise is creating & storing information about your customers on-site, in the Cloud, or in an application…this form of engagement becomes all the more crucial.

WHEN:

While timelines often depend on industry regulations, the general consensus is at least once per year. Sensitive information demands a more thorough approach to infrastructure security. If the enterprise deals with medical or financial information, or any other government entity with more detailed information about its citizens, it’s strongly recommended to complete this depth of assessment twice per year or on every change of infrastructure. While it may seem harmless, adding an additional firewall or external server can be used by malicious parties to penetrate your organization. We personally know medical companies that perform such engagements 3-4 times per year, and even monthly.

WEB APPLICATION CYBER SECURITY ASSESSMENT

WHAT & HOW:

Web Application Cyber Security Assessments are focused on companies that are either developing or using a web platform for themselves or for their customers. This engagement includes penetration & vulnerability tests and architecture reviews, where we look for known issues with the particular programming languages & architecture the software was built with. With web apps, we’re looking at websites, portals, and anywhere users upload personal or corporate information.

WHY:

FACT: Developers are NOT security-focused! Speed-to-market becomes a priority, developing & releasing apps as quickly as possible. Although there are tools for conducting “automated security scans,” experience outweighs tooling. These engagements use a lot of manual labor, where application security experts perform tedious step-by-step work. While scans are automated, analysis is not. Our team verifies findings manually, providing clients with reports that include recommendations on both WHERE and HOW to fix code-related issues. Cyber security experts focus on cyber security, and application developers focus on developing.

WHO:

Every enterprise developing web applications as either a company resource or for its customers should consider it NECESSARY to perform security assessments. If there’s employee or customer information collected, if there’s a public web portal involved, if there’s any form of login pages, internal communication pages, or sensitive data at all, this engagement is a peak priority.

WHEN:

The moment a new web portal is near-ready to be published to the outer-world, OR any time the web portal has been running for some time already and would benefit from a review to see if/how everything’s still performing. Based on our experience, this type of assessment should be performed at least once per year.

FIREWALL HEALTH CHECK & RULE-BASED ASSESSMENT

WHAT & HOW:

The remote work revolution has put a strain on our firewalls. What’s required of the firewall has changed drastically overnight. Rules created to manage the firewall have become partially outdated in the same span of time. And ultimately, many enterprises suffer from a lack of performance & speed when it comes to accessing business applications, downloading corporate files, uploading customer content…all to the dissatisfaction of BOTH employees & customers. Maybe the enterprise needs a better firewall, maybe the enterprise needs a different firewall, or maybe that enterprise needs to “clean up” their existing firewall. The Firewall Health-Check lets us find out. This engagement involves a de-duplication of redundant rules, reducing maintenance & costs, and includes a thorough risk assessment of the existing rules in place. Not only do we perform the “clean up,” but we also outline all the things that should be addressed inside the firewall for better performance in the future. We’re going rule by rule through the firewall, and when we see something, we don’t like, it’s actionably reported.

WHY:

Let’s not upgrade our firewalls now…unless we have to! Based on our experience, if someone is complaining about the speed-of-bandwidth, it’s often because the firewall is swamped with requests, of which MANY are redundant or no longer required! Spend “tens of thousands of dollars” on a new firewall or spend “a few thousand dollars” cleaning up the existing firewall. Beyond direct costs, the indirect cost of lost productivity waiting for client apps & excel docs to load is wasteful. And while many cyber security managers will complain the existing firewall is not performing as it should, from our experience, we suggest that MOST of the time, the drop-in-performance can be solved by removing “the garbage” generated from many previous years of operation.

WHO:

Any enterprise that has notably changed how they operate due to COVID; work-from-home guidelines & Cloud adoption are great examples. More generally speaking, assuming the customer hasn’t performed the previously-mentioned Assessments (Baseline Assessment, Infrastructure Assessment, Application Assessment…), here, we’ll likely spot problematic rules allowing too many protocols flowing freely through the firewall without filtering. The result is catching many vulnerabilities here.

WHEN:

Enterprise firewalls should be checked and “cleaned” (optimized) at least once per year, fine-tuned to the latest firmware, removing old & unnecessary protocols and decommissioned systems from the firewall rulebase.

The CEO of Gunbrig is Dima Zodek who has has spent 23 years as a cyber security professional.  Dima claims he entered the cyber security world “by accident,” working on the Computer Division for The Air Force. The Cyber Security Division was little more than a firewall at the time. Dima soon brought his newfound experience managing Checkpoint firewalls to Intel Corporation. A few years later following a cup-of-coffee with the Manager at Checkpoint, Mr. Zodek was a natural fit; fast-forward to today, Checkpoint is one of the leading cyber security vendors globally. Dima himself spent years “living on airplanes” visiting a growing, global customer base before jumping into entrepreneurship to co-found a cyber security startup.  When Dima first came to Canada, he “accidentally” reconnected with colleague & friend Misha Hanin (now CEO & Founder of DeepDive Technology Group), where Dima began working with Misha almost instantly, building the cyber security services division at iRangers International. Amidst the cyber security boom, to make services more expandable, Dima founded Gunbrig Security. The relationship with Misha, and the other 2 member-companies of DeepDive Technology Group remain strong & collaborative to this day.

Plan of Operation

The execution of the Gunbrig Security Business Plan.

Liquidity and Capital Resources

Results of Operations for the period from April 15, 2022 (date of inception) through July 31, 2022.

As of period end July 31, 2022, we had $28,764 in current assets consisting of cash.  Current liabilities at July 31, 2022, were 0.

Revenues

Revenues from continuing operations for the period April 15, 2022 (date of inception) through July 31, 2022 were 0.

Expenses

The total expenses for the period from April 15, 2022 (date of inception) through July 31, 2022, were $6,736, made up of professional fees, and general and administrative expenses.  Professional fees were $6,675 and general and administrative fees were $61.

The following tables set forth the summary financial data from Golden Sand Holdings Corporation’s financial statements.  The Audited Statements of operations for the period from inception (April 15, 2022) to July 31, 2022.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Audited Statement of Operations data

Cumulative Results from April 15, 2022 (inception date) through July 31, 2022
Audited Statement of Operations Data:

Total Revenues	$0
General and Administrative Expenses	$61
Professional Fees	$6,675
Net Loss	$(6,736)

Liquidity and Capital Resources - Gunbrig Security, Inc.

Results of Operations for the period from October 1, 2022 through September 30, 2022.

As of period end September 30, 2022, we had $37,544 in current assets consisting of cash and accounts receivables.  Current liabilities at September 30, 2022, were 4,757.12.

Revenues

Revenues from continuing operations for the year ended September 30, 2022 were 163,704.

Expenses

The total expenses for the year ended September 30, 2022, were $150,287, made largely of payroll and general and administrative expenses.  Payroll was $124,115 The following tables set forth the summary financial data from Gunbrig Security, Inc’s financial statements.  The Audited Statements of operations for the year ended September 30, 2022.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Audited Statement of Operations data

Cumulative Results from October 1, 2021 (inception date) through September 30, 2022
Audited Statement of Operations Data:

Total Revenues	$163,704
Advertising	$1,400
Payroll	$124,115
General	$7,416
Net Loss	$21,807

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers, Promoters and Control Persons

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing, or compensation committees.

The name, address, age and position of our officer and directors is set forth below:

Name	Age	First Year as Director	Position

Eliav Kling	50	January 2023 – Current	President, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer, Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.  Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Background Information about our Officers and Directors

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Eliav Kling - President, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and Director

Eliav Kling is an entrepreneur, business developer, and real estate investor with over 25 years of experience in the tech industry and business world. His years of experience and expertise in the corporate IT world are where he sharpened his analytical skills, crisis management, and remote team management

In addition to his position in the company, Mr. Kling is managing multiple businesses. Mr. Kling has a BA in computer science, and he brings an extensive experience in the Technology space from over 25 years in the field. Since November 2020, Mr. Kling holds a CEO position with Golden Star Enterprises (OTC: GSPT) in which he is managing their wholly owned subsidiary, Enigmai - a tech company that developed a WFM (Work Force Management) system for optimizing shift employees’ scheduling. Mr. Kling is also a successful real estate investor and have established KERRA Investments Inc in 2012. During his corporate years, Mr. Kling have been involved in large scale projects including military and telecommunication projects and managed distributed teams across 3 continents with over 100 employees.

Mr. Kling is combining his tech knowledge and corporate experience with his entrepreneurial attitude to help businesses pivot, grow and excel in their space.

Family Relationships.  There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics.  We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees.

None of our officers or directors have any felonies/bankruptcies or other actions of which disclosure is required.

EXECUTUVE COMPENSATION

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers and Directors since Inception (April 15, 2022) through February 13, 2023.

Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified Deferred Compensation earnings	All Other Compensation	Total Compensation

Eliav Kling President, CEO, CFO, Secretary, Treasurer & Director	2022	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of February 13, 2023.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Pink Sheets, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Pink Sheets or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Golden Sand Holding Corporation, 312 W. 2nd Street, Casper, Wyoming 82801, Attn: Chief Financial Officer

Options

There are no options granted.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director, or more than 5% stockholder of Golden Sand Holding Corporation, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Golden Sand Holding Corporation uses an office located at 312 W. 2nd Street, Casper, Wyoming 82801.    We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

LEGAL PROCEEDINGS

The Company is not party to any pending material legal proceedings.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at February, 13, 2023
Title of Class	Authorized	Outstanding

Common stock, no par value per share	100,000,000	18,827,500

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

RECENT SALES OF UNREGISTERED SECURITIES

During 2022, 18,827,500 shares of common stock were issued to various shareholders at a price between $0.0001 and $0.02 per share.  Three shareholders own 77.02% of total shares, and they are the only related parties with 5% or more interests. One is an officer and director of the Company.  The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, or in the process of being formed, and possessed no material assets. All shares were sold under Regulation D or Regulation S, involved no solicitation, and all investors were in possession of all material information regarding the Company.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. The selling shareholders in this offering are underwriters.

Share Holder	# of Shares	% of Total	% after sale	Number of Shares to be sold in Offering
Michael Kahiri	1,500,000	7.97%	0	1,500,000
Nimrod Moati	500,000	2.66%	0	500,000
Boaz Kahiri	500,000	2.66%	0	500,000
Michael Pesakhzon	500,000	2.66%	0	500,000
Peter Smith	50,000	0.27%	0	50,000
Misha Hanin	500,000	2.66%	0	500,000
Boris Heismann	500,000	2.66%	0	500,000
Sean Hanin	200,000	1.06%	0	200,000
Erez Silbershatz	75,000	0.40%	0	75,000
Leon Glotsky	75,000	0.40%	0	75,000
Ron Yannai	75,000	0.40%	0	75,000
Alen Redzic	75,000	0.40%	0	75,000
Yaniv Yehoshua	75,000	0.40%	0	75,000
Sharon Steiman	75,000	0.40%	0	75,000
Carlos Franky	75,000	0.40%	0	75,000
Gregory Weitzman	75,000	0.40%	0	75,000
Valeria Buzaker	50,000	0.27%	0	50,000
Eyal Kling	75,000	0.40%	0	75,000
Mordekhai Kahiri	75,000	0.40%	0	75,000
Pnina Eytan	27,500	0.15%	0	27,500
Rania Akkari	75,000	0.40%	0	75,000
Ahmed Ali	75,000	0.40%	0	75,000
Oren Liberman	75,000	0.40%	0	75,000
Michal Tlalka	50,000	0.27%	0	50,000
Gitay Yehoshua	25,000	0.13%	0	25,000
Merav Navon	50,000	0.27%	0	50,000
Jay SanghaSangha	75,000	0.40%	0	75,000
Eli Kahiri	75,000	0.40%	0	75,000
Robert Zacharias	75,000	0.40%	0	75,000
Asaph Rolnitsky	50,000	0.27%	0	50,000
Einav Halevi	25,000	0.13%	0	25,000
Liran Bartal	37,500	0.20%	0	37,500
2572502 ONTARIO INC.	37,500	0.20%	0	37,500
Dan Shor	25,000	0.13%	0	25,000
	5,827,500	100.00%	0%	5,827,500

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after February 13, 2023, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 18,827,500 shares of common stock outstanding on February 13, 2023.

PLAN OF DISTRIBUTION

By Selling Stockholders

We are registering shares of our common stock on behalf of the selling shareholders.  The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts.  We will not receive any proceeds from the sale of those shares.  We will pay all fees and expenses in connection with the registration of those shares.  Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling shareholders may sell some or all of their shares of our common stock registered hereby at a fixed price of $0.02 per share. The selling shareholders may sell their shares of our common stock registered hereby in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to apply for participation on the OTC Pink concurrently with the filing of this registration statement. In order to be quoted on the OTC Pink, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Pink, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders of their shares of our common stock registered hereby must be made at the fixed price of $0.02.

The shares of our common stock registered hereby may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents.  The distribution of those shares may be effected in one or more of the following methods:

·ordinary brokers transactions, which may include long or short sales;

·transactions involving cross or block trades on any securities or market where our common stock is trading;

·through direct sales to purchasers or sales effected through agents;

·through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

·any combination of the foregoing;

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of those shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of those shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will inform the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of those shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of those shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Brokers, dealers, or agents participating in the distribution of those shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements among the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of those shares.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” rules.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock registered hereby to a broker-dealer as principal and that broker-dealer acts as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions’ payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

Limitations Imposed By Regulation M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution.  In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.  We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Golden Sand Holdings Casper, Wyoming

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Golden Sand Holdings Corp. (the “Company”) as of July 31, 2022, the related statements of operations, stockholders’ equity, and cash flows for the period beginning April 15, 2022 (inception) through July 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Bush & Associates CPA LLC

Henderson, Nevada September 6, 2022

GOLDEN SAND HOLDINGS CORPORATION

BALANCE SHEET

July 31, 2022

July 31, 2022

ASSETS

Current assets:
Cash	$28,764
Total assets	28,764

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	-
Total liabilities:	-

Stockholders' equity (deficit):
Common stock, $0.0001 par value, 100,000,000 authorized, Issued and outstanding: 3,550,000 at July 31, 2022	355
Additional paid in capital	35,145
Deficit accumulated during development stage	(6,736)
Total stockholders' equity (deficit):	28,764

Total liabilities and stockholders' equity (deficit):	$28,764

The accompanying notes are an integral part of these audited financial statements.

GOLDEN SAND HOLDINGS CORPORATION

STATEMENT OF OPERATIONS

For the period from April 15, 2022 (date of inception) through July 31, 2022

For the period from April 15, 2022 (date of inception) through July 31, 2022

Revenue	$-
TOTAL REVENUE	-

EXPENSES:
General and administrative	61
Professional fees	6,675

TOTAL OPERATING EXPENSES:	6,736

LOSS FROM OPERATIONS	(6,736)

NET LOSS	$(6,736)
-
Net income (loss) per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	3,550,000

The accompanying notes are an integral part of these audited financial statements.

GOLDEN SAND HOLDINGS CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the period from April 15, 2022 (date of inception) through July 31, 2022

			Additional		Total
	Common stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity

Balance, April 15, 2022 (inception)	-	$-	$-	$-	$-

Shares issued for cash at $0.01 (par value $0.0001)	3,550,000	355	35,145	-	35,500

Net loss for the period	-	-	-	(6,736)	(6,736)

Balance July 31, 2022	3,550,000	$355	$35,145	$(6,736)	$28,764

The accompanying notes are an integral part of these audited financial statements.

GOLDEN SAND HOLDINGS CORPORATION

STATEMENT OF CASH FLOWS

For the period from April 15, 2022 (date of inception) through July 31, 2022

April 15, 2022 (date of inception) through July 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,736)

Net cash used for operating activities	(6,736)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of stock	35,500

Net cash provided by financing activities	35,500

Net increase in cash	28,764
Cash, beginning of year	-

Cash, end of period	$28,764

Supplemental Disclosures
$-
$-

The accompanying notes are an integral part of these audited financial statements.

GOLDEN SAND HOLDINGS CORPORATION

Audited Notes to the Financial Statements

From Inception on April 15, 2022 through July 31, 2022

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

GOLDEN SAND HOLDINGS CORPORATION ("the Company") was incorporated in the state of Wyoming on April 15, 2022 ("Inception"). Golden Sand Holdings was established to provide Cyber Security services in North America.

The company will target small and medium businesses and will provide the following services:

·Complete infrastructure assessment

·Web application cyber security assessment

·Firewall health-check

·Application code review

·Infrastructure penetration tests

·Corporate policies review

·Managed SOC (Security Operation Center as a service)

·CISO (Chief Information Security Officer) on demand

The company will, in addition to the services above, develop an automated, ML (Machine Learning) and AI (Artificial Intelligence) -based system to replace a junior cyber security expert.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

As of July 31, 2022, the Company has sold to 6 investors 3,550,000 shares of the Company’s common stock, at $0.01 (par value $0.0001), and received $35,439.10 cash, ($35,500 less bank fees of $60.90).

As of August 22, 2022, the Company has sold to 9 investors 5,250,000 shares of the Company’s common stock, at $0.01 (par value $0.0001), and received $52,419.10 cash, ($52,500 less bank fees of $80.90).

The company has adopted a fiscal year-end of December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).

The accompanying financial statements present the Balance Sheet and Statements of Operations, Shareholders' Equity, and Cash Flows of the Company as of July 31, 2022, and for the period from  April 15, 2022 (date of inception) through July 31, 2022.  These financial statements are presented in United States dollars.  All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods have been made and are of a recurring nature unless otherwise disclosed herein.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. The Company had $28,764 in cash, and zero cash equivalents, at July 31, 2022.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. There are no advertising or promotional expenses as of July 31, 2022.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services.

The new revenue standards became effective for the Company on April 15, 2022 (inception) and were adopted using the modified retrospective method. The adoption of the new revenue standards as of April 15, 2022 (inception) did not change the Company’s revenue recognition as the Company did not have any revenue to be recognized.

Under the new revenue standards, the revenues are recognized when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (1) identify contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenues when (or as) we satisfy the performance obligation.  As of July 31, 2022, the Company has received  no customer deposits.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842): Accounting for Leases. This update requires that lessees recognize right-of-use assets and lease liabilities that are measured at the present value of the future lease payments at lease commencement date. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will largely remain unchanged and shall continue to depend on its classification as a finance or operating lease. The update will become effective for periods beginning after December 15, 2020. The Company has performed a comprehensive review in order to determine what changes were required to support the adoption of this new standard and has determined that the adoption of the new standard will have a material impact on the Company’s financial statements with the recognition of operating ROU assets and lease liabilities. The Company elected the optional transition method that allows for a cumulative-effect adjustment in the period of adoption and will not restate prior periods. Under its core principle, a lessee will recognize right-of-use (“ROU”) assets and related lease liabilities on the balance sheet for all arrangements with terms longer than 12 months.

The company adopted at its inception on April 15, 2022, the May 2017 FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), to clarify the principles of recognizing revenue and create common revenue recognition guidance between U.S. GAAP and International Financial Reporting Standards. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized at an amount that reflects the consideration expected to be received in exchange for such goods or services. In addition, ASU 2014-09 requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The ASU is effective for fiscal years beginning after December 15, 2017. The new revenue standard is principle based and interpretation of those principles may vary from company to company based on their unique circumstances. It is possible that interpretation, industry practice, and guidance may evolve as companies and the accounting profession work to implement this new standard. The implementation of this standard did not have a material effect on the Company’s results of operations.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, current U.S. GAAP requires the performance of procedures to determine the fair value at the impairment testing date of assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, the amendments under this ASU require the goodwill impairment test to be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The ASU became effective for the Company at its inception on April 15, 2022. The amendments in this ASU will be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed.

NOTE 3 – GOING CONCERN

As shown in the accompanying financial statements, the Company has net losses from operations of $6,736 for the period from April 15, 2022 (inception) through July 31, 2022. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management is actively pursuing its business plan in an effort to begin to realize additional revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.  The president has committed to pay expenses for the Company as necessary.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

On April 15, 2022, the Company authorized 100,000,000 shares of common stock at $0.0001 par value.  No preferred stock has been authorized or issued.  At July 31, 2022, the Company had 3,550,000 common shares issued and outstanding.

Common Stock

During the period from inception on April 15, 2022 through July 31, 2022, the Company has sold 3,550,000 shares of the Company’s common stock, at $0.01 (par value $0.0001), and received $35,439.10 cash, ($35,500 less bank fees of $60.90).

NOTE 5 – SUBSEQUENT EVENTS

On August 1, 2022, the Company sold 1,000,000 founder's shares at $0.01 (par value $0.0001) in exchange for proceeds of $10,000 in cash.

In August 2022, the Company issued an additional 700,000 shares of its $0.0001 par value common stock at $0.01 per share, resulting in proceeds of $6,980 ($7,000 less $20 in bank fees).

Management has evaluated subsequent events according to the requirements of ASC 855, and there are currently no subsequent events to report as of September 6, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders,

Gunbrig Security, Inc.

93 Lombard Ave, Suite 200

Winnipeg, MB, R3B 3B1

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying balance sheets of Gunbrig Security, Inc. (the “Company”) as of September 30, 2022 and 2021, and the related statements of operations and comprehensive income, changes in stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audits provide a reasonable basis for our opinion.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2022.

Henderson, Nevada

January 25, 2023

179 N. Gibson Road, Henderson Nevada, 89014 * 702.818.1168 * www.bushandassociatescpas.co

Gunbrig Security Inc.

Balance Sheet

As of September 30, 2021

Total
Assets
Current Assets
Cash and Cash Equivalent
Chequing USD (2818)	$2,860.22
CHQ (5911)	0.00
Intercompany	263.83
Deepdive	12,724.18
iRangers	-5,968.54
Total Intercompany	$7,019.47
Savings CAD (1013)	46,942.22
Total Cash and Cash Equivalent	$56,821.91
Accounts Receivable (A/R)
Accounts Receivable (A/R)	6,300.00
Accounts Receivable (A/R) - USD	0.00
Total Accounts Receivable (A/R)	$6,300.00
Total Current Assets	$63,121.91
Total Assets	$63,121.91

Liabilities and Equity
Liabilities
Current Liabilities
Accounts Payable (A/P)
Accounts Payable (A/P)	630.00
Accounts Payable (A/P) - USD	0.00
Total Accounts Payable (A/P)	$630.00
Credit Card
Credit card (7017)	0.00
Credit card (9019)	0.00
Dima Zodek	0.00
Total Credit Card	$0.00
GST/HST Payable	2,390.11
GST/HST Suspense	-5.76
Income Tax Payable	5,524.00
Total Current Liabilities	$8,538.35
Total Liabilities	$8,538.35

Equity
Retained Earnings	-4,755.67
Profit for the year	59,339.23
Total Equity	$54,583.56
Total Liabilities and Equity	$63,121.91

Gunbrig Security Inc.

Profit and Loss

October 2020 - September 2021

Total
INCOME
Services	$105,280.39
Uncategorized Income	2.86
Total Income	$105,283.25

COST OF GOODS SOLD
Contractors	33,124.94
Total Cost of Goods Sold	$33,124.94

GROSS PROFIT	$72,158.31

EXPENSES
Bank charges	283.52
Commissions and fees	600.00
Computer Expense	238.85
Income Tax Expense	5,524.00
Legal and professional fees	12.00
Meals and entertainment	58.56
Online Expense	458.43
Promotional	4,550.00
Shipping and delivery expense	146.23
Total Expenses	$11,871.59

OTHER INCOME
Interest earned	23.57
Total Other Income	$23.57

OTHER EXPENSES
Exchange Gain or Loss	971.06
Miscellaneous	0.00
Total Other Expenses	$971.06

PROFIT	$59,339.23

Gunbrig Security Inc.

Statement of Changes in Equity

As of September 30, 2021

Total

Retained Earnings	$-4,755.67
Total Equity	$-4,755.67

Gunbrig Security Inc.

Statement of Cash Flows

October 2020 - September 2021

Total
OPERATING ACTIVITIES
Net Income	$59,339.23
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Receivable (A/R)	-6,300.00
Accounts Receivable (A/R) - USD	0.00
Accounts Payable (A/P)	630.00
Accounts Payable (A/P) - USD	0.00
Dima Zodek	0.00
GST/HST Payable	2,390.11
GST/HST Suspense	-5.76
Income Tax Payable	5,524.00
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$2,238.35
Net cash provided by operating activities	$61,577.58
Net cash increase for period	$61,577.58
Cash at beginning of period	-4,755.67
Cash at end of period	$56,821.91

Gunbrig Security Inc.

Balance Sheet

As of September 30, 2022

Total
Assets
Current Assets
Cash and Cash Equivalent
Chequing USD (2818)	$2,931.54
CHQ (5911)	30,545.51
Intercompany	263.83
Deepdive	0.00
iRangers	-9,408.88
Total Intercompany	$-9,145.05
Savings CAD (1013)	401.66
Total Cash and Cash Equivalent	$24,733.66
Accounts Receivable (A/R)
Accounts Receivable (A/R)	12,810.00
Accounts Receivable (A/R) - USD	0.00
Total Accounts Receivable (A/R)	$12,810.00
Total Current Assets	$37,543.66
Total Assets	$37,543.66

Liabilities and Equity
Liabilities
Current Liabilities
Accounts Payable (A/P)
Accounts Payable (A/P)	1,911.00
Accounts Payable (A/P) - USD	0.00
Total Accounts Payable (A/P)	$1,911.00
Credit Card
Credit card (7017)	0.00
Credit card (9019)	0.00
Dima Zodek	0.00
Total Credit Card	$1,481.76
GST/HST Payable	1,481.76
GST/HST Suspense	0.00
Income Tax Payable	1,732.82
Total Current Liabilities	$-368.46
Total Liabilities	$4,757.12

Equity
Retained Earnings	54,593.56
Profit for the year	-21,807.02
Total Equity	$32,786.54
Total Liabilities and Equity	$37,543.66

Gunbrig Security Inc.

Profit and Loss

October 2021 - September 2022

Total
INCOME
Services	$163,704.50
Uncategorized Income	0.00
Total Income	$163,704.50

COST OF GOODS SOLD
Contractors	35,289.76
Total Cost of Goods Sold	$35,289.76

GROSS PROFIT	$128,414.74

EXPENSES
Advertising
Business Promotion	563.93
Meals and Entertainment	836.65
Total Advertising	1,400.58
Bank charges	346.02
Commissions and fees	2,000.00
Computer Expense	725.54
Legal and professional fees	1,353.06
Online Expense	12,786.41
Parking	143.50
Payroll
CPP Employer	6,160.89
Service Fees	761.73
Wages	117,192.42
Total Payroll	124,115.04
Postal Services	162.53
Promotional	1,260.00
Rent or lease payments	3,360.00
Travel	2,484.45
Travel meals	150.12
Total Expenses	$150,287.25

OTHER INCOME
Interest earned	42.18
Total Other Income	$42.18

OTHER EXPENSES
Exchange Gain or Loss	-122.97
Miscellaneous	99.66
Total Other Expenses	$23.31

PROFIT	$21,807.02

Gunbrig Security Inc.

Statement of Changes in Equity

As of September 30, 2022

Total

Retained Earnings	$54,593.56
Total Equity	$54,593.56

Gunbrig Security Inc.

Statement of Cash Flows

October 2021 - September 2022

Total
OPERATING ACTIVITIES
Net Income	$-21,807.02
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Receivable (A/R)	-6,510.00
Accounts Payable (A/P)	1,281.00
Accounts Payable (A/P) - USD	0.00
Dima Zodek	0.00
RZ - 6929	1,481.76
GST/HST Payable	-2,390.11
GST/HST Suspense	1,738.58
Income Tax Payable	-5,892.46
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$10,291.23
Net cash provided by operating activities	$32,098.25
FINANCING ACTIVITIES
Retained Earnings	10.00
Net cash provided by financing activities	10.00
Net cash increase for period	$32,088.25
Cash at beginning of period	56,821.91
Cash at end of period	$24,733.66

DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES

We have adopted provisions in our bylaws that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Wyoming General Corporation Law. Wyoming law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

·For any breach of their duty of loyalty to us or our security holders;

·For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of  law.

·For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Wyoming General Corporation Law; or,

·For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Wyoming General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our Bylaws and applicable Wyoming law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Law Offices of Byron Thomas, 3275 S. Jones Blvd., Suite 104, Las Vegas, NV 89146.

EXPERTS

The financial statements included in this prospectus audited by Bush & Associates CPA LLC, 179 N. Gibson Road, Henderson, Nevada 89014.  An independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Golden Sand Holding Corporation

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THER OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THER IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$12
Legal Fees and Expenses*	9,500
Accounting Fees*	20,000
Miscellaneous*	200
Total	$29,712

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Golden Sand Holding Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Golden Sand Holding Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Golden Sand Holding Corporation’s request as an officer or director. Golden Sand Holding Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, Golden Sand Holding Corporation’s best interests. In a criminal action, he/she must not have had a reasonable cause to believe her/her conduct was unlawful.

EXHIBITS

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation dated April 15, 2022
3.2	Bylaws dated June 23, 2017
5.1	Opinion of Law Offices of Byron Thomas
10.1	Exchange Agreement dated January 12, 2023
23.1	Consent of Bush & Associates CPA LLC
23.2	Consent of Law Offices of Byron Thomas (included in Exhibit 5.1 herein)

Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Casper, Wyoming on February 13, 2023.

Golden Sand Holding Corporation
(Registrant)

By: /s/ Eliav Kling
Eliav Kling
President, Chief Executive Officer and Director

By: /s/ Eliav Kling
Eliav Kling
Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Eliav Kling
Eliav Klig	President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director	February 13, 2023

/s/ Eliav Kling
Eliav Kling	Secretary, Treasurer and Director	February 13, 2023